EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 16, 2001, included in Capital Pacific Holdings, Inc.’s Form 10-K for the year ended February 28, 2002, into the Company’s previously filed Registration Statement No. 33-63511.

/s/ ARTHUR ANDERSEN LLP

Orange County, California

May 28, 2002